Exhibit 1.1

Ventas, Inc.

Common Stock
($0.25 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

March 6, 2015

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.
Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

UBS Securities LLC
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York  10036

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citi”), Credit Agricole Securities (USA) Inc. (“Credit Agricole”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), J.P. Morgan Securities LLC (“JP Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) or UBS Securities LLC (“UBS”), as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.25 par value (the “Common Stock”), having an aggregate gross sales price of not to exceed $1,000,000,000 on the terms set forth in this ATM Equity OfferingSM Sales Agreement.  The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity OfferingSM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202586), to be used in connection with the public offering and sale of the Shares under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), which registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”).  The “Registration Statement,” as of any time, means such registration statement, as amended by any post-effective amendments thereto through such time, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto through the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the offering and sale of the Shares in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”).  Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Prospectus Supplement.”  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of the Shares, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to a specific offering and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means, with respect to a specific offering and sale of Shares, each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares in such offering and the public offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act (“Rule 405”)), relating to the Shares that is (i) required to be filed by the Company with the Commission, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offering and sale of Shares, the applicable Agents, pursuant to Section 3(1) hereof that is furnished to the Agents or applicable Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or the applicable Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.              Representations and Warranties.  The Company represents and warrants: (a) to the Agents as of the date of this Agreement, as of each Registration Statement Amendment Date (as defined in Section 3(o) hereof), as of each Company Periodic Report Date (as defined in Section 3(n) hereof), as of each Company Earnings Report Date (as defined in Section 3(o) hereof), and as of each Request Date (as defined in Section 3(o) hereof); and (b) with respect to a specific offering and sale of Shares, to the applicable Agents as of each Applicable Time and as of each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i)     Compliance with Registration Requirements.

(A)          The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that has become effective upon filing with the Commission under the Securities Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the

Securities Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission.

(B)          Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and any post-effective amendment thereto became effective and as of each new effective date with respect to the applicable Agents pursuant to Rule 430B(f)(2), complied and complies in all material respects with the requirements of the Securities Act and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Each of the preliminary prospectus, if any, and the Prospectus, when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at any Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the first two sentences of this Section l(i)(B) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the Agent Information described as such in Section 6(a) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)          At each Applicable Time, the General Disclosure Package did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty set forth in the immediately preceding sentence does not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the Agent Information described as such in Section 6(a) hereof.

(ii)     Well-Known Seasoned Issuer.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, (D) at the date of this ATM Equity OfferingSM Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405.

(iii)     Issuer Not Ineligible Issuer.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) in the offering of the Shares, (B) at the time of the most recent amendment to the Registration Statement, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the date of this ATM Equity OfferingSM Sales Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary under the circumstances that the Company be considered an Ineligible Issuer.

(iv)     Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to any Settlement Date, any written communication (as defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Shares, other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (B) the Prospectus and the General Disclosure Package, and (3) any Issuer Free Writing Prospectus reviewed and consented to by the Agents.

(v)     Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the specific offering and sale of the Shares contemplated hereby, or until any earlier date that the Company notifies the Agents in accordance with Section 3(c) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(vi)     Capitalization.  The Company has an authorized capitalization of 600,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”).  All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  There are no shares of Preferred Stock outstanding.  All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as defined in Section 16 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries (as defined in Section 16 hereof), free and clear of all Liens (as defined in Section 16 hereof), other than Liens (a) that will be discharged at or prior to the Applicable Time with respect to a specific offering and sale of Shares or (b) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii)     Authorization and Description of the Shares.  The Shares have been duly authorized by the Company and, at any Settlement Date with respect to a specific offering and sale of Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus and the General Disclosure Package; and the stockholders of the Company will have no preemptive or similar rights with respect to the Shares or the issue and sale thereof.

(viii)     Organization and Good Standing; Power and Authority.  Each of the Company and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the General Disclosure Package and the Prospectus, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(ix)     Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)     Absence of Violations and Defaults.  Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body, except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the General Disclosure Package or the Prospectus or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xi)     No Conflicts.  Neither the execution, delivery and performance of this Agreement by the Company nor the issuance, offer and sale of the Shares by the Company contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments or (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over the Company or any Subsidiary or any of their assets or properties or other governmental or regulatory authority, agency or body (each, a “Governmental Entity”), except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or materially adversely affect consummation of any transactions contemplated hereunder.  No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over the Company or any Subsidiary or any of their assets or properties or other Governmental Entity is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of this Agreement, including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained or made at or prior to the Settlement Date relating to a specific offering of Shares or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xii)     Absence of Proceedings.  Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or to which the assets or properties of the Company or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offering and sale of the Shares contemplated hereby.  Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offering and sale of the Shares contemplated hereby.

(xiii)     Exchange Act Compliance.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xiv)     Possession of Licenses and Permits.  Each of the Company and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the General Disclosure Package and the Prospectus, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv)     Owned and Leased Real Property.  The Company and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the General Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (A) for Liens described in the General Disclosure Package and the Prospectus and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Any real property held under lease by the Company and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  To the knowledge of the Company, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the General Disclosure Package and the Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvi)     Qualification as a REIT.  Commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable the Company to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xvii)     Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) the Company and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) the Company and each Subsidiary have complied with all withholding tax obligations except, in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii)     Investment Company Act.  The Company is not and, upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)     Disclosure Controls and Procedures.  The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(xx)     Internal Control over Financial Reporting.  The Company maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Such internal control over financial reporting was evaluated for effectiveness as of the end of the Company’s most recent fiscal year and, as of that date, was effective.  Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise set forth therein, (A) neither the Company nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of the Company and its Subsidiaries or in the authorized capitalization of the Company.

(xxii)     Independent Accountants and Financial Statements.  KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.  The historical consolidated financial statements of the Company and its Subsidiaries, together with the related financial statement schedules and notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods presented therein.  Such historical consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus.  The pro forma condensed, consolidated financial statements of the Company and its Subsidiaries and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii)     Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxiv)     No Stabilization or Manipulation.  Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer or affiliate of the Company has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(xxv)     Sarbanes-Oxley Compliance.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxvi)     No Unlawful Payments.  Neither the Company, any of its Subsidiares or, to the knowledge of the Company, any director, officer, agent or employee of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA.

(xxvii)     No Conflict with Money Laundering Laws.  The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxviii)     No Conflict with OFAC Laws.  Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company addressed and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.  The Company acknowledges that the Agents and, for purposes of the opinions to be delivered to the Agents pursuant to Section 5 hereof, counsel to the Company and counsel to the Agents will rely upon the accuracy of the foregoing representations and warranties, and the Company hereby consents to such reliance.

Section 2.              Sale and Delivery of Shares.

(a)           Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time.  Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)           The Shares are to be sold through an Agent on an agented basis on any NYSE trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has performed its covenants and satisfied its conditions specified in Sections 4 and 5 hereof.  On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares (or the maximum aggregate gross sales price) to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold.  Upon the terms and subject to the conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, acting as sales agent to sell all of the Shares so designated by the Company in accordance with such instructions.  The Company shall notify the Agents in writing by telecopy or email at least one business day prior to changing the Agent through whom sales of Shares will be made on any Trading Day.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of Merrill Lynch, Barclays, Citi, Credit Agricole, Credit Suisse, JP Morgan, Morgan Stanley or UBS is acting for the Company in a capacity other than as Agent under this Agreement.  The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares in accordance with the Company’s instructions and (B) no Agent will incur any liability or obligation to the Company if it fails to sell Shares for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)           The Company or the Agent acting as sales agent through whom the sale of Shares is to be made on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)           The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to the applicable Agent for sales of Shares with respect to which such Agent acts as sales agent shall be equal to the amount of commission charged by such Agent in accordance with its normal trading and sales practices, not to exceed 2% of the gross sales price for such Shares.  The remaining proceeds, after further deduction for any transaction fees, transfer or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Company as promptly as practicable following such sales if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Company instructs the applicable Agent acting as sales agent to sell Shares in a manner that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)           Promptly following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement, the applicable Agent acting as sales agent shall provide written confirmation to the Company setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)            Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (i), (ii) and (iii), notified to the Agents in writing.  In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of instructions pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing.  Notwithstanding the foregoing, the Agents shall have no responsibility for maintaining records with respect to, or determining the number of shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)           If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents, and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity OfferingSM Sales Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(h)           Settlement for sales of Shares will occur on the third business day that is also a Trading Day following the Trading Day on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell any Shares through an Agent as sales agent, and shall not instruct an Agent to offer or sell any Shares (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Agent shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in

Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)            Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K, and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)           No Agent shall have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and such Agent agree as set forth below.  Shares purchased from the Company by one or more Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement.  The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof.  In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.              Covenants.  The Company agrees with the Agents that, during the term of this Agreement:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) and (c) hereof, will comply with the requirements of

Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information that relates to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of Shares.  In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or order of notice of prevention or suspension of the Registration Statement, any preliminary prospectus or the Prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment.  In the event of any issuance of a notice of objection by the Commission, the Company shall use its commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.  The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission and at or prior to the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable judgment of the Company or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General

Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, through the filing of any document incorporated or deemed to be incorporated by reference therein, in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly (A) notify the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents of such event or condition, (B) prepare such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish to the Agents or the applicable Agents, as the case may be, for review copies of any such amendment or supplement and (C) file with the Commission such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as promptly as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or the applicable Agents, as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(c)           Filing or Use of Amendments and Supplements.  The Company will notify the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the Securities Act, the Exchange Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, and, a reasonable amount of time prior to such proposed filing or use, will furnish to the Agents or the applicable Agents, as the case may be, for review copies of any such document, and will not file or use any such document to which the Agents or the applicable Agents, as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(d)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits thereto).  The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Delivery of Prospectuses.  The Company will furnish to the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or the applicable Agents, as the case may be, may reasonably request.  The Company will also furnish to each exchange or market on which sales of Shares were made, upon the reasonable request of the Agents or the applicable Agents, as the case may be, such number of copies of the Prospectus (as amended or supplemented) as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Reporting Requirements.  During the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with any offer or sale of Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act in the manner and within the time periods prescribed by the Exchange Act.  Additionally, the Company shall disclose in such documents the use of the Net Proceeds from the sale of any Shares as may be required under the Securities Act, including, if applicable, Rule 463 under the Securities Act.

(g)           Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and U.S. jurisdictions as the Agents or the applicable Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect for so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Earnings Statement.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i)            Use of Proceeds.  The Company will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Listing.  The Company will use its reasonable best efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares on the NYSE.

(k)           Notice of Certain Actions.  During the period beginning on the first Trading Day immediately prior to the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent and ending on the first Trading Day following the Settlement Date with respect to such sales, the Company will not, without the prior written consent of the applicable Agent, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be offered and sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the first Trading Day prior to the delivery by the Company to the applicable Agent of such instructions to sell Shares hereunder and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, options to purchase Common Stock, stock units or any other securities convertible into or exchangeable for Common Stock issued or granted to employees or directors of the Company pursuant to, or the filing of a registration statement with respect to, any existing or future benefit plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any rights to purchase shares of Common Stock or any shares of Common Stock issued pursuant to, or the filing of a registration statement with respect to, any existing or future employee stock purchase plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock issued upon redemption of the Class A units of limited partnership in NHP/PMB L.P. or upon redemption of the Class C units of limited partnership in Ventas Realty Capital Healthcare Trust Operating Partnership, L.P., and (F) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in full or partial consideration in connection with future acquisitions or strategic investments.

(l)            Issuer Free Writing Prospectuses.  The Company agrees that, without the prior written consent of the applicable Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that such consent will be deemed to have been given in respect of any electronic road show.  The Company represents that it has treated, or agrees that it will treat, each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 164 and Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)          No Stabilization or Manipulation.  The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(n)           Update of Activity under this Agreement.  The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarter (which, in the case of an Annual Report on Form 10-K, would mean the last quarter of the fiscal year) (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”) in which sales of Shares were made by or through an Agent under this Agreement, or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarter, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarter and the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)           Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to one or more Agents as principal on a Settlement Date, (ii) promptly after each (A) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”), (B) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (C) Company Periodic Report Date, and (iii) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (i) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date, or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(w) hereof.  As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)           Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to one or more Agents as principal on a Settlement Date, and (ii) promptly after each Registration Statement Amendment Date, each Company Earnings Report Date, each Company Periodic Report Date and each Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (i) above, the applicable Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b) and (c), as applicable, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinions and letters or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, shall furnish the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish or cause to be furnished such opinions and letters during a Suspension Period pursuant to Section 3(w) hereof.  As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)           Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Shares under this Agreement, (i) each time Shares are delivered to one or more Agents as principal on a Settlement Date, and (ii) promptly after each Registration Statement Amendment Date, each Company Earnings Report Date and each Company Periodic Report Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, or such Company Periodic Report Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (i) above, the applicable Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(w) hereof.  As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, any Company Earnings Report Date or any Company Periodic Report Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)            Trading in the Common Stock.  The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)            Non-Consummation Offer.  If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)            Due Diligence Review.  The Company will cooperate, fully and in a timely manner upon reasonable notice, with any due diligence review reasonably requested by the Agents or counsel for the Agents in connection with offers and sales of Shares from time to time, including, without limitation, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, and using its commercially reasonable efforts to provide access to the Company’s auditors.  For the avoidance of doubt, any such request by an Agent at the time such Agent is requested to commence sales hereunder shall be deemed a reasonable request.

(u)           Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents.  If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness.  The Company will use its commercially reasonable efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)           Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness.  The Company will use its commercially reasonable efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(w)          Suspension Period.  The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”). During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(o) hereunder, legal opinions and letters pursuant to Section 3(p) hereunder, and letters from independent accountants pursuant to Section 3(q) hereunder shall be suspended and waived. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(o), (p) and (q) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents of their customary due diligence update.

Section 4.              Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (including financial statements and exhibits thereto), (ii) the preparation, printing and delivery to the Agents of such number of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto as reasonably requested by the Agents, (iii) the preparation, issuance and delivery to the Agents of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach by the Company of the representation contained in Section l(i)(C) hereof.

(b)           If either (i) an aggregate of 150,000 Shares or (ii) an aggregate offering price of Shares of at least $10,000,000 has not been offered and sold under this Agreement prior to the second anniversary of the date hereof (or such earlier date on which the Company terminates this ATM Equity OfferingSM Sales Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with this Agreement.

Section 5.              Conditions of Agents’ Obligations.  The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement and Filing of Prospectus.  The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have become effective upon filing in accordance with Rule 462(e).  The Company shall have filed with the Commission the initial Prospectus Supplement promptly following the execution and delivery of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for any of those purposes shall have been instituted or be pending or, to the knowledge of the Company, contemplated.  The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.  The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)           Opinion of Counsel for the Agents.  On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinions and letters of Goodwin Procter LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.  In giving such opinions or letters, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents.  Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(c)           Opinion of Counsel to the Company.  On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinions and letters of:

(i)     Sidley Austin LLP, counsel to the Company, dated such date, to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as the Agents may reasonably request; and

(ii)     T. Richard Riney, general counsel for the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request.

(d)           Accountants’ Letter.  On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)           Officer’s Certificate on Size of ATM Program.  On the date of this ATM Equity OfferingSM Sales Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum aggregate gross sales price of Shares, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specifying the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)            Officers’ Certificate for the Company.  On the date of this ATM Equity OfferingSM Sales Agreement, there shall not have been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (i) there has been no such event or development, (ii) the representations and warranties of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, contemplated.

(g)           Listing.  The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)           Additional Documents.  On the date of this ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

(i)            Termination of this ATM Equity OfferingSM Sales Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this ATM Equity OfferingSM Sales Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.              Indemnification.

(a)           Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent, its selling agents, officers and directors and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto)

of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

(iii)     against any and all expense whatsoever, as incurred (including, subject to Section 6(c), the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by an Agent in writing expressly for use therein (“Agent Information”).

(b)           Indemnification of the Company, Directors and Officers.  Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information furnished to the Company by such Agent in writing expressly for use therein.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in which case the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

Section 7.              Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the specific offering and sale of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with a specific offering and sale of Shares shall be deemed to be in the same proportion as the total Net Proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares offered and sold through it or purchased by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and an Agent’s selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares offered and sold through it or purchased by it in the applicable offering.

Section 8.              Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in the certificates of any officer of the Company delivered pursuant to the provisions hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9.              Termination.

(a)           This ATM Equity OfferingSM Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of five days’ prior written notice to the other parties hereto.

(b)           The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United

States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)           If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)     if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)     if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)           In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) an Agent shall own any Shares purchased by it as principal or (B) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10.            Notices.  Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed to them as set forth on Annex II hereto, with a copy to Goodwin Procter LLP, 620 Eighth Avenue New York, New York 10018, Attention: Mark Schonberger; and notices to the Company shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: General Counsel, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins.

Section 11.            No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) each purchase and sale of Shares pursuant to this Agreement, including the determination of the public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents, on the other hand, (ii) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its Subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Company or any of its Subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (iv) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.            Parties.  This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13.            Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.            GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.            Consent to Jurisdiction; Waiver of Immunity.  Each of the Company and each Agent agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court.  Each of the Company and each Agent irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.            Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in Rule 405 under the Securities Act, of the Company; and (e) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

Section 17.            TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 19.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 20.            Amendments or Waivers.  No amendment or waiver of any provision of this Agreement nor any consent or approval to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Company and the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents.

Section 21.            Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company’s entities, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

Section 22.            Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Senior Vice President, Capital Markets and Investor Relations

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Managing Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Peter Ruel
Name: Peter Ruel
Title: Managing Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Meaghan Baivier
Name: Meaghan Baivier
Title: Vice President

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Executive Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ H. Thomas Boyle
Name: H. Thomas Boyle
Title: Executive Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

UBS SECURITIES LLC

By:	/s/ Alvaro Cortes
Name: Alvaro Cortes
Title: Associate Director

By:	/s/ Jeffrey Kaczynski
Name: Jeffrey Kaczynski
Title: Managing Director

[Signature Page to Ventas ATM Equity Offeringsm Sales Agreement]

Exhibit A-1

FORM OF CORPORATE OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(B)

Ex. A-1-1

Exhibit A-2

FORM OF TAX OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(B)

Ex. A-2-1

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(B)(II)

Ex. B-1

Annex I

Ventas, Inc.
Common Stock
($0.25 par value)
TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated March 6, 2015 (the “Sales Agreement”), between the Company and [[•] (the “Agent”)][the agents party thereto], to issue and sell to [the Agent][[•] and [•]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto.  Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly,] to purchase up to an additional [•] shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)] at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).  [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [Merrill Lynch] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.  For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Sections 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

*  Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

Annex I-1

Payment of the purchase price for, and delivery of certificates for, the [Initial] Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 a.m. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called the “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them].  [It is understood that each Underwriter has authorized [Merrill Lynch] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  [Merrill Lynch], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein.  Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

Annex I-2

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

VENTAS, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[UNDERWRITER[S]]

By:
Name:
Title

Annex I-3

Annex II

•                  Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Thomas Opladen, telephone: (646) 855-8900, email: thomas.j.opladen_jr@baml.com.

•                  Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attention: Syndicate Registration, fax: (646)-834-8133.

•                  Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 Attention: General Counsel, fax: (646) 291-1469.

•                  Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Peter E. Ruel, Managing Director, Fax: (212) 261-2516.

•                  Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention: Craig Wiele, telephone: (212) 325-8766, email: craig.wiele@credit-suisse.com.

•                  J.P. Morgan Securities LLC, 383 Madison Avenue, 5th Floor, New York, NY 10179, Attention: Adam Rosenbluth, telephone: (212) 622-7027, email: adam.s.rosenbluth@jpmorgan.com and Brett Chalmers, telephone: (212) 622-2252, email: brett.chalmers@jpmorgan.com.

•                  Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.

•                  UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Alvaro Cortes, Facsimile: (212) 882-8318.

Annex II-1